Exhibit 10.18

THE CLOROX COMPANY
AMENDED AND RESTATED
2005 NONQUALIFIED DEFERRED COMPENSATION PLAN
AMENDMENT NO. 1

     Pursuant to Section 6.07 of The Clorox Company 2005 Nonqualified Deferred Compensation Plan, as amended (the “Plan”), the Plan is hereby amended as follows, effective as of July 1, 2011:

1.	Article III of the Plan is hereby amended by adding the following new Section 3.03 to the end thereof:

     “3.03 Notwithstanding anything herein to the contrary, no restoration contributions shall be made to this Plan with respect to any periods of service after June 30, 2011; provided, however, that elective deferrals will continue to be allocated to this Plan until December 31, 2011. Notwithstanding anything herein to the contrary, no elective deferrals shall be made to this Plan with respect to any periods of service after December 31, 2011. With respect to any periods of service on or after January 1, 2012, all elective deferrals (including, for the avoidance of doubt, elective deferrals relating to a Bonus for the fiscal year ending June 30, 2012) shall be made to The Clorox Company 2011 Nonqualified Deferred Compensation Plan (or any successor thereto). With respect to any periods of service on or after July 1, 2011, all restoration contributions shall be made to The Clorox Company 2011 Nonqualified Deferred Compensation Plan (or any successor thereto).”

2.	Article IV of the Plan is hereby deleted in its entirety and replaced with the following:

“ARTICLE IV.
EARNINGS

     4.01 General. A Participant’s Account shall be credited with earnings in accordance with this Article IV.

     4.02 Investment Options. The Committee shall select one or more of the investment funds (the “Measuring Funds”) whose performance will measure the amounts to be credited under Section 4.03 to the Participants’ Accounts. The selection of Measuring Funds shall be for bookkeeping purposes only, and the Company shall not be obligated actually to invest any money in the Measuring Funds, or to acquire or maintain any actual investment. The Committee may, in its discretion, change its selection of the Measuring Funds at any time. If a Participant has elected pursuant to this Section 4.02 to invest all or a portion of his Account in a Measuring Fund which the Committee decides to discontinue, such portion of his Account shall be invested after such discontinuance in the continuing Measuring Fund which the Committee determines, in its discretion, most nearly resembles the discontinued Measuring Fund. The Committee shall provide each Participant with a list of the Measuring Funds available for hypothetical investment, and the Participant shall designate, on a form provided by the Committee, one or more of such Measuring Funds in which his Account will be deemed to be invested. The Committee, in its discretion, shall designate the times, procedures and limitations for the designation of hypothetical investments by Participants of their Accounts among the Measuring Funds (including, but not limited to, the times when a Participant may change his hypothetical investments, the increments (expressed as a dollar amount or as a percentage of the Participant’s Account) in which a Participant may chose to make a hypothetical investment in a Measuring Fund, and any minimum increment (expressed as a dollar amount or as a percentage of the Participant’s Account) that may be deemed to be invested in a Measuring Fund); provided, however, that a Participant may make a selection of a hypothetical investment in a Measuring Fund on a prospective basis only.

     4.03 Earnings Credits. The Committee shall determine, in its discretion, the exact times and methods for crediting or charging each Participant’s Account (and such Participant’s Elective Deferral Sub-Account and Company Contribution Sub-Account) with the earnings, gains, losses, and changes in value of the Measuring Funds selected by the Participant. The Committee may, at any time, change the timing or methods for crediting or debiting earnings, gains, losses, and changes in value of Measuring Funds.”

3.	Section 5.01(b) of the Plan is hereby deleted in its entirety and replaced with the following:

     “(b) Subsequent Elections for Elective Deferrals. A Participant may change the time and form of a distribution election (whether payable in-service or upon or following Separation From Service) with respect to all or a portion of his or her Account by submitting the change to the Committee, in writing, at least one calendar year before the originally scheduled distribution date, provided that the new distribution date is at least five years after the originally scheduled distribution date. A change election made under this paragraph (b) shall be irrevocable as of the date that is one year prior to the originally scheduled distribution date. If such a subsequent election is not valid because, for example, it is not made in a timely manner, the Participant’s most recent effective distribution election will govern the payment of the Participant’s Account.”

Except as modified by this Amendment No. 1, the Plan shall remain unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, The Clorox Company has caused this Amendment No. 1 to be duly executed as of the day and year first written above.

The Clorox Company
By:

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